AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT

                                     between

                           PBHG INSURANCE SERIES FUND

                                       and

                            OLD MUTUAL FUND SERVICES


     This Amendment Agreement ("Amendment") is made this 1st day of October, 2004, by and between PBHG INSURANCE SERIES FUND (the "Company"), and Old Mutual Fund Services ("OMFS"), formerly known as PBHG Fund Services

                                   WITNESSETH

     In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. AMENDMENT TO AGREEMENT. The Company and OMFS agree to amend the Administrative Services Agreement between the Company and OMFS dated as of May 1, 2001, as amended (the "Agreement"), for the sole purpose of revising the fees payable under such Agreement, as follows:

          (a) Section 3.1 of the Agreement shall be deleted in its entirety and replaced with the following:

     "Section 3.1. COMPENSATION RATE. As compensation for all services rendered, facilities provided, and expenses paid and any expense waived or assumed and reimbursed by the Administrator, the Company shall pay the Administrator a fee per Fund at the rates set forth on Schedule B hereto."

          (b) Schedule B shall be added to the Agreement in the form attached to this Amendment.


     2. EFFECT OF AMENDMENT. Except as hereinabove modified and amended, the Agreement will remain unaltered and in full force and effect and is hereby ratified and confirmed in all respects as amended by this Amendment.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in duplicate on the day and year first above written.


PBHG INSURANCE SERIES FUND                  OLD MUTUAL FUND SERVICES

By: __________________________              By:_________________________________
     Name:                                       Name:
     Title:                                      Title:


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                                   SCHEDULE B


FUND COMPANY/PORTFOLIO                ANNUAL FEE

PBHG Insurance Series Fund            0.1227% of average daily net assets of
(5/01/01, as amended 10/01/04)        each portfolio